Exhibit 10.1

ONCOTHYREON INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

RESTRICTED SHARE UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Oncothyreon Inc. (formerly Biomira Inc.) (the “Company”) Amended and Restated Restricted Share Unit Plan (the “Plan”) will have the same defined meanings in this Restricted Share Unit Agreement (the “Agreement”).

NOTICE OF RESTRICTED SHARE UNIT GRANT

Participant Name:
Address:

You have been granted the right to receive an award of restricted share units (“RSUs”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Share Units:

Vesting Schedule:**

Subject to any acceleration provisions contained in the Plan or set forth below, the RSU will vest in accordance with the following schedule:

One hundred percent (100%) of the RSUs shall vest on the two (2) year anniversary of the Vesting Commencement Date, subject to Participant’s continued service as a member of the Company’s Board of Directors (the “Board”) through such date.

Notwithstanding the foregoing, in the event Participant’s membership on the Board terminates for any reason, including death, one hundred percent (100%) of the RSUs shall immediately vest upon such termination; provided, however, that the termination of Participant’s membership on the Board constitutes a “separation from service” within the meaning of Section 409A (as defined in Section 4(b) of the Agreement) or such later time as described in Section 4 of the Agreement.  Further, in the event of a Change in Control of the Company that constitutes a “change in control” within the meaning of Section 409A, one hundred percent (100%) of the RSUs shall immediately vest, subject to Participant’s continued service as a member of the Board through the closing of the Change in Control.

** Important additional information on vesting and forfeiture of the RSUs covered by this grant is contained in the attached Agreement.  Please be sure to read the entire Agreement.

By Participant’s signature and the signature of the representative of Oncothyreon Inc. (the “Company”) below, Participant and the Company agree that this award of RSUs is granted under and governed by the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Share Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	ONCOTHYREON INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED SHARE UNIT GRANT

1.           Grant.  The Company hereby grants to the individual named in the Notice of Grant of this Agreement (“Participant”) under the Plan an award of RSUs, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 8 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2.           Company’s Obligation to Pay.  Each RSU represents the right to receive a Share on the vesting date (or at such later time as indicated in this Agreement).  Unless and until the RSUs vest, Participant will have no right to receive Shares under such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  When the RSUs are paid out to Participant, they will be paid out in whole Shares only and the purchase price will be deemed paid by Participant for each RSU through the past services rendered by Participant, and will be subject to the appropriate tax reporting and, if applicable, appropriate tax withholding, as set forth in Section 5 hereof.

3.           Vesting Schedule.  Subject to Section 4 of this Agreement and Section 6 of the Plan, the RSUs awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant attached to this Agreement.  RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a member of the Board from the Date of Grant until the date such vesting occurs.

4.           Payment after Vesting.

(a)           Subject to Section 5, any RSUs that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares.  Subject to the provisions of Sections 4(b), 4(c) and 4(d), such vested RSUs shall be paid in whole Shares as soon as practicable after vesting, but in each such case within thirty (30) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any RSUs payable under this Agreement.

(b)           Change in Control.  If the vesting of all or a portion of the RSUs accelerate in the event of a Change in Control and such Change in Control constitutes a “change in control” within the meaning of Section 409A, then the payment of such accelerated RSUs shall be paid no later than ten (10) business days following the closing of the Change in Control.  Any such payment shall be settled in Shares, unless Participant specifies in a written election provided to the Company within five (5) business days following the Change in Control to settle his or her vested RSUs in cash equal to the Special Value (as described in Section 6(d) of the Plan).  Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of all or a portion of the RSUs accelerates pursuant to any plan, agreement, resolutions or arrangement that provides for acceleration in the event of a change in control that is not a “change in control” within the meaning of Section 409A, then payment of the RSUs shall not be accelerated in accordance with this Section 4(b) and shall otherwise continue to be subject to the terms of this Agreement and the Plan.  For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(c)           Termination of Service.  Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with Participant ceasing to be as a member of the Board, such accelerated RSUs will not be payable by virtue of such acceleration until and unless Participant has a “separation from service” within the meaning of Section 409A.   Further, notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with Participant ceasing to be as a member of the Board (provided that such cessation of service is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a service provider and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a service provider, then the payment of such accelerated RSUs will not be made until the 30th day following the date that is six (6) months following the date of Participant’s termination as a service provider, unless Participant dies following his or her termination as a service provider, in which case, the RSUs will be paid in Shares to Participant’s estate or properly designated beneficiary as soon as practicable following his or her death (in accordance with Section 4(d)).

(d)           Death of Participant.  If the vesting of all or a portion of the RSUs accelerate in the event of the death of Participant while a member of the Board, then the payment of such accelerated RSUs shall be paid no later than the later of (i) the end of the calendar year in which Participant dies or (ii) the fifteenth (15th) day of the third (3rd) calendar month following Participant’s death.  Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate (or such other person to whom the RSUs are transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution).  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

(e)           Section 409A.  It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the RSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

5.           Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest, Participant will permanently forfeit such RSUs and any right to receive Shares thereunder and the RSUs will be returned to the Company at no cost to the Company.

The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash or remitting a check, (b) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a fair market value equal to the amount required to be withheld, (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) a combination thereof.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable RSUs otherwise are scheduled to vest, Participant will permanently forfeit such RSUs and any right to receive Shares thereunder and the RSUs will be returned to the Company at no cost to the Company.

6.           Rights as Shareholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7.           No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RSUS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A MEMBER OF THE BOARD AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RSUS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A MEMBER OF THE BOARD FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A MEMBER OF THE BOARD AT ANY TIME, WITH OR WITHOUT CAUSE.

8.           Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Corporate Controller at Oncothyreon Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington, 98121, or at such other address as the Company may hereafter designate in writing.

9.           Grant is Not Transferable.  Except to the limited extent provided in Section 4(d), this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

10.           Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

11.           Additional Conditions to Issuance of Shares.  The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions:  (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the RSUs as the Administrator may establish from time to time for reasons of administrative convenience. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

12.           Restrictions on Sale of Securities.  The Shares issued as payment for vested RSUs under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt.  However, Participant’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

13.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14.           Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.           Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.           Entire Agreement; Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this award of RSUs.  Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

19.           Amendment, Suspension or Termination of the Plan.  By accepting this award, Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20.           Governing Law.  This Agreement will be governed by the laws of the State of Washington, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this award of RSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this award of RSUs is made and/or to be performed.